                                                                    EXHIBIT 11.2
                                                                     PAGE 1 OF 1

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                             YEAR ENDED
                                                                                          DECEMBER 31, 1995
                                                                                         --------------------
PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (17,818,000)
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        54,704,569
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        54,595,377
                                                                                           --------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.33)
                                                                                           ==============


FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (17,818,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . . .               ---  **
                                                                                           --------------
   Adjusted net  loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $  (17,818,000)
                                                                                           ==============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . . .        54,704,569
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . . .          (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options . .               ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . . .               ---  **
                                                                                           --------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . . .        54,595,377
                                                                                           --------------

   Net  loss  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $        (0.33)
                                                                                           ==============



* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.